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                                                                       Exhibit 7


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Accounting and actuarial experts" and "Financial statements of John Hancock and the Account" in the Prospectus and to the use of our reports dated February 13, 2001, with respect to the financial statements of John Hancock Variable Life Insurance Account UV, and dated March 16, 2001, with respect to the financial statements of John Hancock Life Insurance Company, included in this Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6, No. 333-73082).

                                                /s/ ERNST & YOUNG LLP
                                                ---------------------
                                                ERNST & YOUNG LLP

Boston, Massachusetts
February 13, 2002